UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2021

EZRAIDER CO.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	333-180251 (Commission File Number)	45-4390042 (I.R.S. Employer Identification No.)

1303 Central Ave S, Unit D Kent, WA (Address of principal executive offices)	98032 (Zip Code)

Registrant’s telephone number, including area code: (833) 724-3378

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 30, 2021, EZ Raider Global, Inc., a Nevada corporation (“EZ Global”), which is a wholly-owned subsidiary of EZRaider Co., a Florida corporation (the “Company”), and D.S. Raider Ltd., a company incorporated under the laws of Israel (“D.S Raider”), that designs, manufactures and sells electric-powered, tactical manned vehicles known as “EZRaider Vehicles,” entered into a memorandum of understanding (the “Memorandum”), which amended certain terms of the Share Purchase Agreement EZ Global, D.S Raider, and the shareholders of D.S Raider entered into on August 31, 2021 (as previously amended on March 30, 2021 and August 31, 2021, the “Purchase Agreement”), pursuant to which, among other things, EZ Global had the exclusive right to acquire 100% of the capital stock of D.S Raider on or before December 31, 2021 (the “Exclusivity Date”), for an aggregate purchase price of $30,000,000. EZ Global previously purchased approximately 6.7% of the issued and outstanding capital stock of D.S Raider (295,947 Ordinary Shares), for an aggregate purchase price of $3,850,000.

Pursuant to the Memorandum, in consideration for D.S Raider’s agreement to extend the Exclusivity Date to March 15, 2022, EZ Global agreed that, by December 31, 2021, it would secure $1,600,000 of purchase orders for EZRaider Vehicles for the 2022 year (the “Purchase Orders”). EZ Global is required to pay DS Raider a down payment of $800,000 (the “Down Payment”), representing 50% of the purchase price for the Purchase Orders, no later than January 17, 2022. Upon securing the Purchase Orders and making the Down Payment, EZ Global’s right to be the exclusive distributer of EZRaider Vehicles in the United States, which was granted to EZ Global’s wholly-owned subsidiary, EZ Raider LLC, a Washington limited liability company (“EZ LLC”), pursuant to the Authorized Exclusive Distribution Agreement EZ LLC and D.S Raider entered into on September 12, 2019 (as previously amended on September 2, 2021, the “Distribution Agreement”), will be extended through January 31, 2023. However, if (a) the Purchase Orders are not secured, (b) the Down Payment is not made, or (c) EZ Global does not consummate any of the Purchase Orders previously placed, D.S Raider has the right to terminate the Distribution Agreement in its sole discretion. Subject to the consummation of EZ Global’s acquisition of D.S Raider by March 15, 2022, EZ Global may thereafter change or cancel any of the Purchase Orders in its sole discretion.

The parties also agreed that Michael (Miki) Bar, the retiring Chief Executive Officer of D.S Raider, would be appointed as a member of the Company’s management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZRAIDER CO.

Date: January 6, 2022	By:	/s/ Moshe Azarzar
Moshe Azarzar
Chief Executive Officer